                                                                     Exhibit 4.6
================================================================================
                          EXCHANGE GUARANTEE AGREEMENT


                                     between


                    Superior National Insurance Group, Inc.
                             (as Exchange Guarantor)


                                       and


                            Wilmington Trust Company

                                  (as Trustee)


                                   dated as of


                               ____________, 1998

================================================================================

                             CROSS REFERENCE TABLE*


Section of                                                 Section of
Trust Indenture Act                                        Exchange Guarantee
of 1939, as Amended                                        Agreement
310(a).......................................................4.1(a)
310(b).......................................................4.1(c), 2.B
310(c).......................................................Inapplicable
311(a).......................................................2.2(b)
311(b).......................................................2.2(b)
311(c).......................................................Inapplicable
312(a).......................................................2.2(a)
312(b).......................................................2.2(b)
313..........................................................2.3
314(a).......................................................2.4
314(b).......................................................Inapplicable
314(c).......................................................2.5
314(d).......................................................Inapplicable
314(e).......................................................1.1, 2.5, 3.2
314(f).......................................................2.1, 3.2
315(a).......................................................3.1(d)
315(b).......................................................2.7
315(c).......................................................3.1
315(d).......................................................3.1(d)
316(a).......................................................1.1, 2.6, 5.4
316(b).......................................................5.3
316(c).......................................................8.2
317(a).......................................................Inapplicable
317(b).......................................................Inapplicable
318(a).......................................................2.1(b)
318(b).......................................................2.1
318(c).......................................................2.1(a)


--------

* This Cross-Reference Table does not constitute part of the Exchange Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----
              ARTICLE I. DEFINITIONS.......................................  2
SECTION 1.1.  Definitions..................................................  2

              ARTICLE II.  TRUST INDENTURE ACT.............................  4
SECTION 2.1.  Trust Indenture Act; Application.............................  4
SECTION 2.2.  List of Holders..............................................  4
SECTION 2.3.  Reports by the Exchange Guarantee Trustee....................  5
SECTION 2.4.  Periodic Reports to the Exchange Guarantee Trustee...........  5
SECTION 2.5.  Evidence of Compliance with Condition Precedent..............  5
SECTION 2.6.  Events of Default; Waiver....................................  5
SECTION 2.7.  Event of Default; Notice.....................................  5
SECTION 2.8.  Conflicting Interests........................................  6

              ARTICLE III. POWERS, DUTIES AND RIGHTS OF THE EXCHANGE
              GUARANTEE TRUSTEE............................................  6
SECTION 3.1.  Powers and Duties of the Exchange Guarantee Trustee..........  6
SECTION 3.2.  Certain Rights of Exchange Guarantee Trustee.................  8
SECTION 3.3.  Indemnity....................................................  9

              ARTICLE IV.  EXCHANGE GUARANTEE TRUSTEE...................... 10
SECTION 4.1.  Exchange Guarantee Trustee; Eligibility...................... 10
SECTION 4.2.  Appointment, Removal and Resignation of the Exchange
               Guarantee Trustee........................................... 10

              ARTICLE V.  GUARANTEE........................................ 11
SECTION 5.1.  Exchange Guarantee........................................... 11
SECTION 5.2.  Waiver of Notice and Demand.................................. 11
SECTION 5.3.  Obligations Not Affected..................................... 11
SECTION 5.4.  Rights of Holders............................................ 12
SECTION 5.5.  Guarantee of Payment......................................... 13
SECTION 5.6.  Subrogation.................................................. 13
SECTION 5.7.  Independent Obligations...................................... 13

              ARTICLE VI.  SUBORDINATION................................... 13
SECTION 6.1.  Subordination................................................ 13

              ARTICLE VII.  TERMINATION.................................... 15
SECTION 7.1.  Termination.................................................. 15

                                                                           Page
                                                                           ----
              ARTICLE VIII.  MISCELLANEOUS................................. 15
SECTION 8.1.  Successors and Assigns....................................... 15
SECTION 8.2.  Amendments................................................... 15
SECTION 8.3.  Notices...................................................... 16
SECTION 8.4.  Benefit...................................................... 17
SECTION 8.5.  Interpretation............................................... 17
SECTION 8.6.  Governing Law................................................ 17

                          EXCHANGE GUARANTEE AGREEMENT

         This EXCHANGE GUARANTEE AGREEMENT, dated as of ____________, 1998, is executed and delivered by Superior National Insurance Group, Inc., a corporation organized under the laws of the State of Delaware ("Exchange Guarantor"), having its principal office at 26601 Agoura Road, Calabasas, California 91302, and Wilmington Trust Company, a Delaware banking corporation duly organized and existing under the laws of the State of Delaware, as trustee (the "Exchange Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Exchange Preferred Securities (as defined herein) of Superior National Trust I, a Delaware statutory business trust (the "Issuer").

         WHEREAS, pursuant to the terms of an Amended and Restated Declaration of Trust dated as of December 3, 1997 (the "Declaration"), among the trustees of Issuer, the Exchange Guarantor, as sponsor, and the holders from time to time of undisclosed beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof 105,000 Exchange Preferred Securities having an aggregate liquidation amount of $105,000,000, such Exchange Preferred Securities being designated as 10 3/4% Exchange Preferred Securities (and being herein referred to as the "Exchange Preferred Securities") in connection with the consummation of the Exchange Offer (as defined in the Declaration);

         WHEREAS, as incentive for the Holders of Preferred Securities issued on December 3, 1997 to exchange the Preferred Securities for Exchange Preferred Securities in the Exchange Offer, the Exchange Guarantor desires irrevocably and unconditionally to guarantee, to the extent set forth herein, payment to the Holders of the Exchange Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the exchange by each Holder of Exchange Preferred Securities, which exchange the Exchange Guarantor hereby shall benefit the Exchange Guarantor, the Exchange Guarantor executes and delivers this Exchange Guarantee Agreement for the benefit of the Holders from time to time of the Exchange Preferred Securities.

                             ARTICLE I. DEFINITIONS

         SECTION 1.1.  Definitions.

         As used in this Exchange Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Declaration as in effect on the date hereof.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct common control with such specified Person; provided, however, that an Affiliate of the Exchange Guarantor shall not be deemed to include the Issuer. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Common Security" means an undivided beneficial interest in the assets of the Issuer, having a Liquidation Amount (as defined in the Declaration) of $1,000 and having the rights provided therefor in the Declaration, including the right to receive Distributions and a Liquidation Distribution as provided therein.

         "Event of Default" means a default by the Exchange Guarantor on any of its payment obligations under this Exchange Guarantee Agreement.

         "Exchange Guarantee Trustee" means Wilmington Trust Company, until a Successor Exchange Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Exchange Guarantee Agreement and thereafter means each such Successor Exchange Guarantee Trustee.

         "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Exchange Preferred Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Exchange Preferred Securities, to the extent the Issuer has funds legally available therefor, (ii) the Redemption Price with respect to the Exchange Preferred Securities called for redemption, to the extent the Issuer has funds legally available therefor and
(iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer (unless the Exchange Notes are distributed to the Holders of the Exchange Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Exchange Preferred Securities to the date of payment, to the extent the Issuer has funds legally available therefor and (b) the amount of cash assets of the Issuer remaining legally available for distribution to Holders of the Exchange Preferred Securities upon liquidation of the Issuer.

         "Holder" means any holder, as registered on the books and records of the Issuer, of any Exchange Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Exchange Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, "Holder" shall not include the Exchange Guarantor, any Trustee, or any Affiliate of the Exchange Guarantor or of any Trustee.

         "Indenture" means the Senior Subordinated Indenture dated as of December 3, 1997, among the Exchange Guarantor and Wilmington Trust Company, as trustee.

         "List of Holders" has the meaning specified in Section 2.2(a).

         "Majority in liquidation amount of the Securities" means, except as provided by the Trust Indenture Act, a vote by the Holder(s), voting separately as a class, of more than 50% of the liquidation amount of all then outstanding Exchange Preferred Securities issued by the Issuer.

         "Officers' Certificate" means a certificate signed by (a) the Chairman and Chief Executive Officer, President or Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary, or (b) any two members of the Board of Directors of the Company, and delivered to the appropriate Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Exchange Guarantee Agreement shall include:

         (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

         (c) a statement that each officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each officer, such condition or covenant has been complied with.

         "Person" means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, or government or any agency, instrumentality or political subdivision thereof, or any other entity of whatever nature.

         "Responsible Officer" means, with respect to the Exchange Guarantee Trustee, any Senior Vice President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Trust Officer or Assistant Trust Officer or any other officer of the Corporate Trust Department of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "Senior Indebtedness" has the meaning specified in the Indenture.

         "Successor Exchange Guarantee Trustee" means a successor Exchange Guarantee Trustee possessing the qualifications to act as Exchange Guarantee Trustee under Section 4.1.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                         ARTICLE II. TRUST INDENTURE ACT

         SECTION 2.1.  Trust Indenture Act; Application.

         (a) This Exchange Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Exchange Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

         (b) If and to the extent that any provision of this Exchange Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         SECTION 2.2.  List of Holders.

         (a) The Exchange Guarantor shall furnish or cause to be furnished to the Exchange Guarantee Trustee (a) semiannually, on or before June 1 and December 1 of each year, a list, in such form as the Exchange Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and
(b) at such other times as the Exchange Guarantee Trustee may request in writing, within 30 days after the receipt by the Exchange Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Exchange Guarantor and is not identical to a previously supplied list of Holders or has not otherwise been received by the Exchange Guarantee Trustee in its capacity as such. The Exchange Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

         (b) The Exchange Guarantee Trustee shall comply with its obligations under Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

         SECTION 2.3.  Reports by the Exchange Guarantee Trustee.

         Not later than April 30 of each year, commencing April 30, 1998, the Exchange Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Exchange Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

         SECTION 2.4.  Periodic Reports to the Exchange Guarantee Trustee.

         The Exchange Guarantor shall provide to the Exchange Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

         SECTION 2.5.  Evidence of Compliance with Condition Precedent.

         The Exchange Guarantor shall provide to the Exchange Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Exchange Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c) (1) may be given in the form of an Officers' Certificate.

         SECTION 2.6.  Events of Default; Waiver.

         The Holders of a Majority in liquidation amount of the Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Exchange Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

         SECTION 2.7.  Event of Default; Notice.

         (a) The Exchange Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default known to the Exchange Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, except in the case of a default in the payment of a Guarantee Payment, the Exchange Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Exchange Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

         (b) The Exchange Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Exchange Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of the Declaration shall have obtained written notice, of such Event of Default.

         SECTION 2.8.  Conflicting Interests.

         The Declaration shall be deemed to be specifically described in this Exchange Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

        ARTICLE III. POWERS, DUTIES AND RIGHTS OF THE EXCHANGE GUARANTEE
                      TRUSTEE

         SECTION 3.1.  Powers and Duties of the Exchange Guarantee Trustee.

         (a) This Exchange Guarantee Agreement shall be held by the Exchange Guarantee Trustee for the benefit of the Holders, and the Exchange Guarantee Trustee shall not transfer this Exchange Guarantee Agreement to any Person except a Holder exercising his or her rights pursuant to Section 5.4 (iv) or to a Successor Exchange Guarantee Trustee on acceptance by such Successor Exchange Guarantee Trustee of its appointment to act as Successor Exchange Guarantee Trustee. The right, title and interest of the Exchange Guarantee Trustee shall automatically vest in any Successor Exchange Guarantee Trustee, upon acceptance by such Successor Exchange Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Exchange Guarantee Trustee.

         (b) If an Event of Default has occurred and is continuing, the Exchange Guarantee Trustee shall enforce this Exchange Guarantee Agreement for the benefit of the Holders.

         (c) The Exchange Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Exchange Guarantee Agreement, and no implied covenants shall be read into this Exchange Guarantee Agreement against the Exchange Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Exchange Guarantee Trustee shall exercise such of the rights and powers vested in it by this Exchange Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstance in the conduct of his or her own affairs.

         (d) No provision of this Exchange Guarantee Agreement shall be construed to relieve the Exchange Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                           (A) the duties and obligations of the Exchange
                  Guarantee Trustee shall be determined solely by the express provisions of this Exchange Guarantee Agreement, and the Exchange Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Exchange Guarantee Agreement; and

                           (B) in the absence of bad faith on the part of the
                  Exchange Guarantee Trustee, the Exchange Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Exchange Guarantee Trustee and conforming to the requirements of this Exchange Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Exchange Guarantee Trustee, the Exchange Guarantee Trustee shall be under a duty to examine the same to determine whether they conform to the requirements of this Exchange Guarantee Agreement;

                  (ii) the Exchange Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Exchange Guarantee Trustee, unless it shall be proved that the Exchange Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Exchange Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a Majority in liquidation amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Exchange Guarantee Trustee, or exercising any trust or power conferred upon the Exchange Guarantee Trustee under this Exchange Guarantee Agreement; and

                  (iv) no provision of this Exchange Guarantee Agreement shall require the Exchange Guarantee Trustee to expend or risk his own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Exchange Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Exchange Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

         SECTION 3.2.  Certain Rights of Exchange Guarantee Trustee.

         (a)      Subject to the provisions of Section 3.1:

                  (i) The Exchange Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, or other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (ii) any direction or act of the Exchange Guarantor contemplated by this Exchange Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein.

                  (iii) Whenever, in the administration of this Exchange Guarantee Agreement, the Exchange Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Exchange Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request from the Exchange Guarantee Trustee, shall be promptly delivered by the Exchange Guarantor.

                  (iv) The Exchange Guarantee Trustee may consult with legal counsel, and the written advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Exchange Guarantor or any of its Affiliates and may be one of its employees. The Exchange Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Exchange Guarantee Agreement from any court of competent jurisdiction.

                  (v) The Exchange Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Exchange Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Exchange Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Exchange Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Exchange Guarantee Trustee; provided that, nothing contained in this Section 3.2(a) (v) shall be taken to relieve the Exchange Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Exchange Guarantee Agreement.

                  (vi) The Exchange Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Exchange Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (vii) The Exchange Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Exchange Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

                  (viii) Whenever in the administration of this Exchange Guarantee Agreement the Exchange Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or take any other action hereunder, the Exchange Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions.

         (b) No provision of this Exchange Guarantee Agreement shall be deemed to impose any duty or obligation on the Exchange Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Exchange Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Exchange Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

         SECTION 3.3.  Indemnity.

         The Exchange Guarantor agrees to indemnify the Exchange Guarantee Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Exchange Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Exchange Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including the fees of counsel, provided that the selection of such counsel will be subject to the consent of the Exchange Guarantor, which consent shall not be unreasonably withheld). The Exchange Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Exchange Guarantee Agreement.


                     ARTICLE IV. EXCHANGE GUARANTEE TRUSTEE

         SECTION 4.1.  Exchange Guarantee Trustee; Eligibility.

         (a) There shall at all times be a Exchange Guarantee Trustee which shall:

                  (i)      not be an Affiliate of the Exchange Guarantor; and

                  (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of Section 310(c) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b) If at any time the Exchange Guarantee Trustee shall cease to be eligible to so act under Section 4.1(e), the Exchange Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

         (c) If the Exchange Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Exchange Guarantee Trustee and Exchange Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         SECTION 4.2. Appointment, Removal and Resignation of the Exchange Guarantee Trustee.

         (a) Subject to Section 4.2(b), the Exchange Guarantee Trustee may be appointed or removed without cause at any time by the Exchange Guarantor.

         (b) The Exchange Guarantee Trustee shall not be removed until a Successor Exchange Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Exchange Guarantee Trustee and delivered to the Exchange Guarantor.

         (c) The Exchange Guarantee Trustee appointed hereunder shall hold office until a Successor Exchange Guarantee Trustee shall have been appointed or until its removal or resignation. The Exchange Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Exchange Guarantee Trustee and delivered to the Exchange Guarantor, which resignation shall not take effect until a Successor Exchange Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Exchange Guarantee Trustee and delivered to the Exchange Guarantor and the resigning Exchange Guarantee Trustee.

         (d) If no Successor Exchange Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Exchange Guarantor of an instrument of resignation, the resigning Exchange Guarantee

Trustee may petition, at the expense of the Exchange Guarantor, any court of competent jurisdiction for appointment of a Successor Exchange Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Exchange Guarantee Trustee.

                              ARTICLE V. GUARANTEE

         SECTION 5.1.  Exchange Guarantee.

         The Exchange Guarantor irrevocably and unconditionally agrees to pay in full or a senior subordinated basis, to the extent set forth herein, to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of setoff or counterclaim which the Issuer may have or assert, other than the defense of payment. The Exchange Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Exchange Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

         SECTION 5.2.  Waiver of Notice and Demand.

         The Exchange Guarantor hereby waives notice of acceptance of the Exchange Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Exchange Guarantee Trustee, Issuer or any other Person before proceeding against the Exchange Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices an demands.

         SECTION 5.3.  Obligations Not Affected.

         The obligations, covenants, agreements and duties of the Exchange Guarantor under this Exchange Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Exchange Preferred Securities to be performed or observed by the Trust;


         (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Exchange Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Exchange Preferred Securities;

         (c) any failure, omission, delay or lack of diligence on. the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Exchange Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

         (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization., arrangement, composition or readjustment of debt of, or other similar proceedings affecting the Issuer or any of the assets of the Issuer;

         (e) any invalidity of, or defect or deficiency in, the Exchange Preferred Securities;

         (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

         (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Exchange Guarantor hereunder shall be absolute and unconditional under any and all circumstances. There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Exchange Guarantor with respect to the happening of any of the foregoing.

         SECTION 5.4.  Rights of Holders.

         The Exchange Guarantor expressly acknowledges that: (i) this Exchange Guarantee Agreement will be deposited with the Exchange Guarantee Trustee to be held for the benefit of the Holders; (ii) the Exchange Guarantee Trustee has the right to enforce this Exchange Guarantee Agreement on behalf of the Holders;
(iii) the Holders of a Majority in liquidation amount of the Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Exchange Guarantee Trustee in respect of this Exchange Guarantee Agreement or exercising any trust or power conferred upon the Exchange Guarantee Trustee under this Exchange Guarantee Agreement; and (iv) upon the occurrence of an Event of Default, any Holder may institute a legal proceeding directly against the Exchange Guarantor to enforce its rights under this Exchange Guarantee Agreement, without first instituting a legal proceeding against the Exchange Guarantee Trustee, the Issuer or any other Person.

         SECTION 5.5.  Guarantee of Payment.

         This Exchange Guarantee Agreement creates a guarantee of payment and not of collection. This Exchange Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer out of funds legally available therefor) or upon distribution of Notes to Holders as provided in the Declaration.

         SECTION 5.6.  Subrogation.

         The Exchange Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Exchange Guarantor under this Exchange Guarantee Agreement and shall have the right to waive payment by the Issuer pursuant to Section 5.1; provided, however, that the Exchange Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Exchange Guarantee Agreement, at the time of any such payment, any amounts are due and unpaid under this Exchange Guarantee Agreement. If any amount shall be paid to the Exchange Guarantor in violation of the preceding sentence, the Exchange Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

         SECTION 5.7.  Independent Obligations.

         The Exchange Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Exchange Preferred Securities and that the Exchange Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Exchange Guarantee Agreement notwithstanding the occurrence of any event referred to in subsection (a) through (g), inclusive, of Section 5.3 hereof.

                            ARTICLE VI. SUBORDINATION

         SECTION 6.1.  Subordination.

         (a) This Exchange Guarantee Agreement will constitute an unsecured obligation of the Exchange Guarantor and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Exchange Guarantor.

         (b) The Exchange Guarantor may not make a Guarantee Payment to the Holders if (i) any Senior Indebtedness of the Exchange Guarantor having an outstanding principal amount at the time of determination in excess of $10,000,000 (the "Specified Indebtedness") is not paid when due or (ii) any other default on Specified Senior Indebtedness of the Exchange Guarantor occurs and the maturity of such Specified Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Specified Senior Indebtedness has been paid in full. However, the Exchange Guarantor may make a Guarantee Payment without regard to the foregoing if the Exchange Guarantor and the Exchange Guarantee Trustee receive written notice approving such payment from a representative of the Specified Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Specified Senior Indebtedness of the Exchange Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice

(except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the guarantor may not make a Guarantee Payment to the holders of Exchange Preferred Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Exchange Guarantee Trustee (with a copy to the Exchange Guarantor) of written notice (a "Blockage Notice") of such default from the representative of the holders of such Specified Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Exchange Guarantee Trustee and the Exchange Guarantor from the representative of the holders of such Specified Senior Indebtedness, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Specified Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Specified Senior Indebtedness or the representative of such holders have accelerated the maturity of such Specified Senior Indebtedness, the Exchange Guarantor may resume Guarantee Payments after the end of such Payment Blockage Period. The Exchange Guarantee Agreement shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Specified Senior Indebtedness during such period.

         (c) Upon any payment or distribution of the assets of the Exchange Guarantor upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Exchange Guarantor or its property, the holders of Senior Indebtedness of the Exchange Guarantor will be entitled to receive payment in full, and until the Senior Indebtedness of the Exchange Guarantor is paid in full, any payment or distribution to which the Holders would be entitled but for this Section 6.1 will be made to holders of such Senior Indebtedness as their interests may appear. If a Distribution is made to the Holders, that, due to this Section 6.1, should not have been made to them, such Holders are required to hold it in trust for the holders of Senior Indebtedness of the Exchange Guarantor and pay it over to them as their interests may appear.

         (d) If a Guarantee Payment is to be made by the Exchange Guarantor to the Holders, the Exchange Guarantor or the Exchange Guarantee Trustee shall promptly notify the holders of Senior Indebtedness of the Exchange Guarantor or the representative of such holders of such Guarantee Payment. If any Senior Indebtedness of the Exchange Guarantor is outstanding, the Exchange Guarantor may not pay such Guarantee Payment until five Business Days after the representative of all the issues of Senior Indebtedness of the Exchange Guarantor receives notice of such Guarantee Payment and, thereafter, may pay such Guarantee Payment only if the Exchange Guarantee Agreement otherwise permits payment at that time.

                            ARTICLE VII. TERMINATION

         SECTION 7.1.  Termination.

         This Exchange Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of the Exchange Preferred Securities, (ii) the distribution of Exchange Notes to the Holders in exchange for all of the Exchange Preferred Securities or (iii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Exchange Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Exchange Preferred Securities or this Exchange Guarantee Agreement.

                           ARTICLE VIII. MISCELLANEOUS

         SECTION 8.1.  Successors and Assigns.

         All guarantees and agreements in this Exchange Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Exchange Guarantor and shall inure to the benefit of the Holders of the Exchange Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Exchange Guarantor that is permitted under Article Eight of the Indenture and pursuant to which the assignee agrees in writing to perform the Exchange Guarantor's obligations hereunder, the Exchange Guarantor shall not assign its obligations hereunder.

         SECTION 8.2.  Amendments.

         Except with respect to any changes that do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Exchange Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in liquidation amount of all outstanding Exchange Preferred Securities. The provisions of Article VI of the Declaration concerning meetings of the Holders shall apply to the giving of such approval. This Exchange Guarantee Agreement shall not be amended without the prior receipt by the Exchange Guarantor of an opinion of independent tax counsel to the effect that such amendment of this Exchange Guarantee Agreement will not result in the recognition of income, gain or loss by the Holders.

         SECTION 8.3.  Notices.

         Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

         (a) if given to the Exchange Guarantor, to the address set forth below or such other address, facsimile number or to the attention of such other Person as the Exchange Guarantor may give notice to the Holders:

                  Superior National Insurance Group, Inc.

                  26601 Agoura Road
                  Calabasas, California 91302

                  Facsimile No.:  (818) 880-5902
                  Attention:  President

         (b) If given to the Issuer, in care of the Exchange Guarantee Trustee, at the Issuer's (and the Exchange Guarantee Trustee's) address set forth below or such other address as the Exchange Guarantee Trustee on behalf of the Issuer may given notice to the Holders:

                  Superior National Capital Trust I

                  c/o Wilmington Trust Company
                  1100 North Market Street
                  Rodney Square North
                  Wilmington, Delaware 19890

                  Facsimile No.:
                  Attention:  Corporate Trust Administration

         (c) if given to any Holder, at the address set forth on the books and records of the Trust.

         All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         SECTION 8.4.  Benefit.

         This Exchange Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Exchange Preferred Securities.

         SECTION 8.5.  Interpretation.

         In this Exchange Guarantee Agreement, unless the context otherwise requires:

         (a) capitalized terms used in this Exchange Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in
Section 1.1;

         (b) a term defined anywhere in this Exchange Guarantee Agreement has the same meaning throughout;

         (c) all references to "the Exchange Guarantee Agreement" or "this Exchange Guarantee Agreement" are to this Exchange Guarantee Agreement as modified, supplemented or amended from time to time;

         (d) all references to this Exchange Guarantee Agreement to Articles and Sections are to Articles and Sections of this Exchange Guarantee Agreement unless otherwise defined in this Exchange Guarantee Agreement or unless the context otherwise requires;

         (e) a term defined in the Trust Indenture Act has the same meaning when used in this Exchange Guarantee Agreement unless otherwise defined in this Exchange Guarantee Agreement or unless the context otherwise requires;

         (f) a reference to the singular includes the plural and vice versa; and

         (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

         SECTION 8.6.  Governing Law.

     THIS EXCHANGE GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instruments.

         THIS EXCHANGE GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                   Superior National Insurance Group, Inc.


                                   By:_______________________________________
                                   Name:
                                   Title:



                                   By:_______________________________________
                                   Name:
                                   Title:


                                   Wilmington Trust Company,
                                   as Exchange Guarantee Trustee


                                   By:_______________________________________
                                   Name:____________________________________
                                   Title:_____________________________________